SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 10, 2001

                              LIFECELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

      Delaware                     01-19890                      76-0172936
 (State Or Other                (Commission                    (IRS Employer
  Jurisdiction Of               File Number)                 Identification No.)
  Incorporation)

                                One Millenium Way
                          Branchburg, New Jersey 08876
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (908) 947-1100



Item 5.  Other Events.

          On December 11, 2001, LifeCell Corporation announced the resignation of a member of the Board of Directors and the appointment of a new member to the Board of Directors and issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         99.1  Press release dated December 10, 2001.


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         LIFECELL CORPORATION

                                         By:  /s/ Steven T. Sobieski
                                              ____________________________
                                                  Steven T. Sobieski
                                                  Chief Financial Officer

Date:    December 11, 2001

                                  Exhibit 99.1

For Immediate Release

Contact:
       Steve Sobieski, Chief Financial Officer  Fern Lazar
       LIFECELL CORPORATION                     LAZAR PARTNERS
       Phone: 908-947-1100                      Phone: 212-867-1762
       E-mail: ssobieski@lifecell.com           E-mail: flazar@lazarpartners.com


            LifeCell Appoints David Fitzgerald to Board of Directors

              Former President and CEO of Howmedica Joins the Board

Branchburg, N.J. - December 10, 2001 - LifeCell Corporation (NASDAQ: LIFC), announced today that David Fitzgerald, former President and CEO of Howmedica, will join the Company's Board of Directors. Mr. Fitzgerald will replace David A. Thompson who has resigned from the Company's Board of Directors for personal reasons.

"David Fitzgerald's industry knowledge and successful track record in the medical device field makes him a valuable addition to our Board of Directors at this exciting time in our history," said Paul G. Thomas, President and Chief Executive Officer of LifeCell. "With profitability on the horizon, LifeCell is at a critical inflection point. In addition to further penetrating existing markets for our three product lines, we can leverage our technology platform in larger markets such as vascular grafting and orthopedic applications," he added. "We would also like to thank David Thomson for his invaluable contributions as a board member since 1997."

Mr. Fitzgerald began his career in 1970 at Howmedica. By 1980, he was President and CEO of the Company and remained in that role until 1995. Additionally, in 1988, Mr. Fitzgerald was appointed Executive Vice President of Pfizer Hospital Products Group, a $1.3 billion group of medical device companies including Howmedica. In 1992, Mr. Fitzgerald was also named Vice President of Pfizer Inc. Since his retirement from Pfizer in 1995, Mr. Fitzgerald has served as a director and a consultant to a number of different start-up and development stage companies.

"I am pleased to join LifeCell at this important time in the Company's development and look forward to helping the Company realize the full potential of its valuable technology platform," said David Fitzgerald.

LifeCell Corporation is a leader in developing and marketing solutions for the repair, replacement and preservation of human tissue. The Company's core technology removes all cells from the tissue and preserves the tissue without damaging the essential biochemical and structural components necessary for normal tissue regeneration. LifeCell currently markets three human tissue products: AlloDerm(R) for plastic reconstructive and burn procedures through LifeCell's direct sales force and for periodontal procedures through
BioHorizons, Inc.; Cymetra(TM), a version of AlloDerm in particulate form for the correction of soft tissue defects, through LifeCell's direct sales force and a co-promotion agreement with OMP, Inc.; and Repliform(TM), a version of AlloDerm for urology and gynecology procedures, through a marketing and distribution agreement with Boston Scientific Corporation. The Company's development programs include the application of its core technology to vascular, nerve and orthopedic tissue repair; investigation of human tissues as carriers for therapeutics; Thrombosol(TM), a formulation for extended storage of platelets and technologies to enhance the storage of red blood cells for transfusion.

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and other reports filed with the Securities and Exchange Commission.